SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO	80239
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 373-4860

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

2011 Annual Shareholder Meeting Date

On February 4, 2011, Scott’s Liquid Gold-Inc. (the “Company”), announced that its 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”) will be held on May 18, 2011.

Rule 14a-8 Shareholder Proposal Deadline

The Company has set February 24, 2011 as the deadline for the receipt of any shareholder proposals to be submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2011 Annual Meeting. Any shareholder proposal requested to be included in the proxy materials for the 2011 Annual Meeting must set forth (a) a brief description of, and the reasons for, the proposal and any material interest of the person bringing the proposal, and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the name and address of, and number of shares owned by, the shareholder and any other beneficial owner.

Director Nominations

Pursuant to a policy adopted by the Board of Directors, the directors will take into consideration a director nominee submitted to the Company by a shareholder; provided that the shareholder submits the director nominee and reasonable supporting material (including all information relating to the person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act of 1934, as amended) concerning the nominee by February 24, 2011.

Such proposals and nominations must be sent to the Secretary at the principal executive offices of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.
(Registrant)

Date: February 4, 2011	/s/ Brian L. Boberick
By: Brian L. Boberick
Chief Financial Officer and Treasurer